As filed with the Securities and Exchange Commission on November 15, 2016
Registration No. 333-195796

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
________________________________

SJW GROUP
(Exact name of registrant as specified in its charter)
________________________________

Delaware	77-0066628
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
110 West Taylor Street
San Jose, CA 95110
(Address of principal registered offices) (Zip Code)

________________________________

SJW GROUP 2014 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)
________________________________

Suzy Papazian
General Counsel and Corporate Secretary
c/o SJW Group
110 West Taylor Street
San Jose, CA 95110
(Name and address of agent for service)
(408) 279-7800
(Telephone number, including area code, of agent for service)

________________________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, $0.001 par value per share	N/A	N/A	N/A	N/A

(1)
The Registrant is not registering additional securities. A registration fee was originally paid by the Registrant’s predecessor issuer upon filing of the original registration statement on Form S-8 (File No. 333-195796). Consequently, no additional registration fee is required with respect to the filing of this Post-Effective Amendment No. 1.

This Post-Effective Amendment No. 1 shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE
On November 15, 2016, following approval by the requisite vote of shareholders at the Annual Meeting of Shareholders of SJW Corp. held on April 29, 2015, SJW Corp. changed its state of incorporation from California to Delaware. This reincorporation was effectuated on November 15, 2016 by merging SJW Corp., a California corporation (“SJW California”), with and into SJW Group, Inc., a Delaware corporation and wholly owned subsidiary of SJW California established for such purpose. In connection with the merger, SJW Group, Inc. changed its name to “SJW Group”. SJW Group (the “Registrant”) is deemed to be the successor issuer to SJW California under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
As the successor issuer to SJW California, SJW Group is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, File No. 333-195796 (the “Original Registration Statement”), pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), solely to update the Original Registration Statement as a result of the Registrant’s reincorporation in the State of Delaware from the State of California (the “Reincorporation”).
In connection with the Reincorporation, SJW Group assumed the SJW Corp. 2014 Employee Stock Purchase Plan (the “Plan”) and the Plan was amended to reflect the reincorporation and to change the name of the Plan to the “SJW Group 2014 Employee Stock Purchase Plan”. At the effective time of the Reincorporation, each then-outstanding right to purchase shares of SJW California under the Plan was converted into a right to purchase shares of SJW Group on the same terms and conditions.
In accordance with Rule 414 of the Securities Act, except as modified by this Registration Statement, the Registrant, as successor issuer to SJW California, hereby expressly adopts the Original Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act. The applicable registration fee was paid at the time of the original filing of the Original Registration Statement.

PART II
Information Required in the Registration Statement
 Item 3.    Incorporation of Documents by Reference
The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 26, 2016;

•
The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the Commission on May 2, 2016, August 1, 2016 and October 31, 2016, respectively;

•
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above (other than the portions of these documents not deemed to be filed); and

•
Amendment No. 1 to the Registration Statement, File No. 001-08966, filed on Form 8-A/A with the Commission on November 15, 2016, pursuant to Section 12(b) of the Exchange Act in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock.

All reports and definitive proxy or information statements, if any, filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities
Not Applicable.
Item 5.    Interests of Named Experts and Counsel
Not Applicable.
Item 6.    Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit the indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.  Article V of Registrant’s bylaws provides mandatory indemnification, to the full extent permitted by DGCL, the officer, directors and other persons, in specified legal proceedings involving the Registrant or such person.  Article XI of Registrant’s certificate of incorporation provides that, subject to DGCL, its directors will not be personally liable for monetary damages for breach of the director’s fiduciary duty as director to Registrant and its stockholders.  This provision in the certificate of incorporation does not eliminate a director’s fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to Registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock purchases or redemptions that are unlawful under Delaware law.  The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.  In connection with the Reincorporation, the Board of Directors of the Registrant approved a new form of indemnification agreement to be entered into by the officers and directors and the Registrant.    The indemnification agreement clarifies and enhances the rights and obligations of the Registrant and the indemnitee with respect to indemnification and advancement of expenses as provided in the Registrant’s bylaws. A copy of the form of Indemnification Agreement is filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 15, 2016. The Registrant also maintains insurance policies that insure its officers and directors against certain liabilities.
Item 7.    Exemption from Registration Claimed
Not Applicable.
Item 8.    Exhibits

Exhibit Number	Exhibit

4.1
Instruments Defining Rights of Shareholders. Reference is made to Amendment No. 1 to the Registration Statement, File No. 001-08966, filed on Form 8-A/A with the Commission on November 15, 2016, describing shares of the Registrant’s outstanding Common Stock, which is incorporated herein by reference pursuant to Item 3 of this Registration Statement.

5.1	Opinion and consent of Morgan, Lewis & Bockius LLP.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.1.
99.1	SJW Group 2014 Employee Stock Purchase Plan. Incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed with the Commission on May 8, 2014.
99.2	First Amendment to the SJW Group 2014 Employee Stock Purchase Plan.

 Item 9.    Undertakings
A.    The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2014 Employee Stock Purchase Plan.
B.     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to Registration Statement, File No. 333-195796, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, in the State of California on this 15th day of November, 2016.

SJW GROUP

By: /s/ James P. Lynch
James P. Lynch
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of SJW Group, a Delaware corporation, do hereby constitute and appoint W. Richard Roth, James P. Lynch and Suzy Papazian, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement, File No. 333-195796, has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ W. Richard Roth		November 15, 2016
W. Richard Roth	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ James P. Lynch		November 15, 2016
James P. Lynch	Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ Wendy Avila-Walker		November 15, 2016
Wendy Avila-Walker	Controller (Principal Accounting Officer)
/s/ Katharine Armstrong		November 15, 2016
Katharine Armstrong	Director
/s/ Walter J. Bishop		November 15, 2016
Walter J. Bishop	Director
/s/ Douglas R. King		November 15, 2016
Douglas R. King	Director
/s/ Debra Man		November 15, 2016
Debra Man	Director
/s/ Daniel B. More		November 15, 2016
Daniel B. More	Director
/s/ Ronald B. Moskovitz		November 15, 2016
Ronald B. Moskovitz	Director
/s/ George E. Moss		November 15, 2016
George E. Moss	Director
/s/ Robert A. Van Valer		November 15, 2016
Robert A. Van Valer	Director

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1
Instruments Defining Rights of Shareholders. Reference is made to Amendment No. 1 to the Registration Statement, File No. 001-08966, filed on Form 8-A/A with the Commission on November 15, 2016, describing shares of the Registrant’s outstanding Common Stock, which is incorporated herein by reference pursuant to Item 3 of this Registration Statement.

5.1	Opinion and consent of Morgan, Lewis & Bockius LLP.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.1.
99.1	SJW Group 2014 Employee Stock Purchase Plan. Incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed with the Commission on May 8, 2014.
99.2	First Amendment to the SJW Group 2014 Employee Stock Purchase Plan.